                             ARTHUR ANDERSEN LLP




                                                                    EXHIBIT 23.1


                  Consent of Independent Public Accountants




As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated January 29, 1997 (except with respect to the matter discussed in Note 13, as to which the date is February 11, 1997) included in Complete Business Solutions, Inc.'s Registration Statement on Form S-1 (Commission File Number 333-32739) for the year ended December 31, 1996 and to all reference to our Firm included in this Form S-8 Registration Statement.



                                                Arthur Andersen LLP



Detroit, Michigan,
  September 8, 1997